UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Heritage Insurance Holdings, LLC*

(Exact name of registrant as specified in its charter)

Delaware	45-5338504
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-195409

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

*Heritage Insurance Holdings, LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to listing common stock on the New York Stock Exchange, Heritage Insurance Holdings, LLC will be converted into a Delaware corporation and renamed Heritage Insurance Holdings, Inc. The common stock to be listed on the New York Stock Exchange in the common stock of Heritage Insurance Holdings, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share (the “Common Stock”), of Heritage Insurance Holdings, Inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2014 (Registration No. 333-195409), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERITAGE INSURANCE HOLDINGS, LLC

Date: May 20, 2014	By:	/s/ Bruce Lucas
Name: Bruce Lucas
Title: Chairman & Chief Executive Officer